Exhibit 99.1
ABERCROMBIE & FITCH ELECTS CRAIG R. STAPLETON DIRECTOR
New Albany, Ohio, February 13, 2009: Abercrombie & Fitch Co. (NYSE: ANF) announced that its Board of Directors has elected Craig R. Stapleton as a director. Mr. Stapleton served as United States ambassador to the Czech Republic from 2001 until 2004 and as United States ambassador to France from 2005 until his resignation upon the inauguration of President Obama. Mr. Stapleton received his B.A. and M.B.A. from Harvard, and served as President of Marsh and McLennan Real Estate Advisors of New York from 1982 until his first ambassadorial appointment. Mr. Stapleton was also co-owner of the Texas Rangers baseball team from 1989 until 1998.
“Craig Stapleton brings a wonderful mixture of business experience and international savvy that our Nominating and Board Governance Committee and our Board found compelling, particularly as Abercrombie & Fitch continues its international expansion efforts,” said Mike Jeffries, chief executive officer and chairman of the board of Abercrombie & Fitch. “We believe that A&F and its stockholders will benefit greatly from his counsel.”
About Abercrombie & Fitch
A&F operated 352 Abercrombie & Fitch stores, 210 abercrombie stores, 507 Hollister Co. stores, 28 RUEHL stores and 14 Gilly Hicks stores in the United States at the end of fiscal January. A&F operates three Abercrombie & Fitch stores, two abercrombie stores and five Hollister Co. stores in Canada, and one Abercrombie & Fitch store and three Hollister Co. stores in the United Kingdrom. A&F operates e-commerce websites at http://www.abercrombie.com, http://www.abercrombiekids.com, http://www.hollisterco.com, http://www.RUEHL.com and www.gillyhicks.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” in “Item 2. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” of A&F’s Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2008, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2009 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
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For further information, call:	Eric Cerny
Manager, Investor Relations
(614) 283-6385